Filed Pursuant to Rule 424(b)(5)
Registration Number 333-297233

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 10, 2026)

58,747,235 Shares of Common Stock

Pre-Funded Warrants to Purchase 12,681,337 Shares of Common Stock

We are offering 58,747,235 shares of our common stock, par value $0.001 per share, and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to 12,681,337 shares of our common stock. The purchase price of each pre-funded warrant will be equal to the price per share at which shares of common stock are being sold in this offering, minus $0.001. Each pre-funded warrant will be immediately exercisable for one share of common stock, subject to the limitations described in the section “Description of the Pre-Funded Warrants—Exercisability”, and the exercise price of each pre-funded warrant equals $0.001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The public offering price for each share of common stock is $1.05 and the public offering price for each pre-funded warrant is $1.049.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INO.” On November 5, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.45 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

We are a “smaller reporting company” under applicable Securities and Exchange Commission, or the SEC, rules and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 9 of the accompanying base prospectus and in our filings with the SEC that are incorporated by reference herein and therein to read about factors you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public Offering Price	$1.050	$1.04900	$74,987,319.26
Underwriting Discounts and Commissions(1)	$0.063	$0.06294	$4,499,239.16
Proceeds, Before Expenses, to Inovio Pharmaceuticals, Inc.	$0.987	$0.98606	$70,488,080.11

(1)	See the section titled “Underwriting” beginning on page S-25 of this prospectus supplement for additional information regarding underwriting compensation.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about November 9, 2026.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 10,714,285 additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Joint Book-Running Managers

Jefferies	Piper Sandler

Lead Manager

H.C. Wainwright & Co.

Prospectus supplement, dated November 5, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You should read this prospectus supplement and the accompanying prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to investing in our securities.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with the offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus supplement to “Inovio,” “we,” “us,” “our,” “the company” or similar words refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiary. INOVIO, CELLECTRA, the INOVIO logo, and our other trademarks or service marks appearing in this prospectus are our property. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. Because it is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information contained under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, the information under “Risk Factors” beginning on page S-8 of this prospectus supplement and other information that we file from time to time with the SEC as well as the financial statements and related notes and the other information incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We are a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer and infectious diseases. Our platform harnesses the power of in vivo protein production, featuring optimized design and delivery of DNA medicines that enable the body to manufacture its own disease-fighting tools.

We use proprietary technology to design DNA plasmids, which are small circular DNA molecules that work like software the body’s cells can download to produce specific proteins to target and fight disease. Our proprietary investigational and medical CELLECTRA delivery devices are designed to deliver the DNA medicines into the body’s cells for optimal effect, without the use of chemical adjuvants, lipid nanoparticles or viral vectors.

Our first commercial-stage product is VOCERYQ (doruxapapogene ralaplasmid and lalikinogene sifuplasmid-gxfd), formerly referred to as INO-3107, a plasmid DNA-based immunotherapy delivered by our CELLECTRA 5PSP medical device. The U.S. Food and Drug Administration, or FDA, approved VOCERYQ under its accelerated approval program to reduce the frequency of surgery in adults with recurrent respiratory papillomatosis, or RRP, a chronic, rare and debilitating disease characterized by the growth of small tumors, or papillomas, in the respiratory tract primarily caused by HPV-6 and/or HPV-11 genotypes. Based on our ongoing analysis of claims data, we believe there currently is a prevalent population of at least 25,000 patients with RRP in the United States. Although mostly benign, the papillomas caused by RRP can extend into the lungs, carrying a higher risk of respiratory complications and malignant transformation. The current standard of care for RRP is repeated invasive surgery, which comes with its own significant risks and costs to patients. VOCERYQ is designed to elicit an antigen-specific T cell response against both HPV-6 and HPV-11 proteins. These targeted T cells seek out and kill HPV-6 and HPV-11 infected cells, with the aim of reducing the need for surgery. Following a standard-of-care surgical debulking of visible papilloma prior to the initial administration of VOCERYQ, no additional scoping or surgical intervention is required as part of the nine-week dosing regimen.

Recent Developments

On October 30, 2026, the FDA approved VOCERYQ under its accelerated approval program to reduce the frequency of surgery in adults with RRP. VOCERYQ was approved in combination with CELLECTRA. The approval was supported by data from our RRP-001 trial evaluating VOCERYQ in 32 adult patients with RRP who had two or more surgeries in the year prior to treatment, of whom 26 patients required three or more surgeries for papilloma excision in the 12 months prior to treatment and were included in the efficacy evaluation. Seven out of the 26 patients (27% [95% CI: 12; 48%]) demonstrated a complete response, defined as requiring no surgical excision of papillomas, after 12 months of follow-up, which is not expected as part of the natural history of the disease when untreated. VOCERYQ was found to be well tolerated, with the most common adverse reactions, each occurring in more than 5% of patients, including injection site reactions, headache, fatigue, hypertension, nausea and dizziness. The continued approval of VOCERYQ under accelerated approval for this indication may be contingent upon verification and description of clinical benefit in one or more confirmatory studies. We expect to submit a draft protocol for this confirmatory study by the end of 2026 as required by the FDA, with the goal of aligning on a final protocol by mid-2027.

Following FDA approval, we are proceeding with commercial launch activities for VOCERYQ. We have engaged Syneos Health to support the recruitment and deployment of our medical and commercial field teams. We have also engaged or identified key commercial partners, including a third-party logistics provider, Agency of Record, specialty distributor, specialty pharmacy, and patient HUB. We expect to make VOCERYQ available to order and ship in approximately 60 days from approval and anticipate full field deployment during the first quarter of 2027.

In addition to our U.S. regulatory activities, we plan to submit an application for conditional marketing authorization for VOCERYQ in Europe before the end of 2026.

As a rare disease, RRP is a concentrated market. An estimated 400 laryngologists treat the vast majority of RRP patients. About 80% of patients with RRP receive care in large Integrated Delivery Networks or academic institutions. There are about 100 of these institutions treating the majority of patients in this segment. The remaining 20% of RRP patients receive care in community hospitals and private group practices. Our field teams will aim to engage both of these customer segments, and overall, our field footprint will aim to cover about 90% of RRP patient potential. Our field organization is expected to include 20 territories with Key Account Managers, reimbursement specialists, and dedicated payer support capabilities deployed across those territories. We believe we have established the infrastructure needed to support a successful U.S. launch. We expect our device and plasmid manufacturing network to be prepared to meet anticipated demand, with current inventory and capacity available to support the first year of launch through at least 2027. We anticipate VOCERYQ to be priced at approximately $115,000 per dose, or $460,000 for the complete four-dose treatment series, which is consistent with the previously approved immunotherapy to treat adults with RRP.

Our Product Candidates in Development

While the majority of our resources are focused on VOCERYQ, we continue to advance other pipeline candidates through partnerships and other strategic relationships. Toward this goal, in early 2026 we announced a collaboration with Akeso Inc. to evaluate INO-5412 in combination with their novel PD-1/CTLA-4 checkpoint inhibitor as a potential treatment for glioblastoma, or GBM, one of the most complex, deadly, and treatment-resistant cancers, in a Phase 2 adaptive platform trial sponsored by the Dana-Farber Cancer Institute. INO-5412 is an investigational DNA medicine that combines INO-5401 and INO-9012 into a single vial as a potentially powerful cancer immunotherapy particularly when given in combination with checkpoint inhibitors. INO-5401 plus INO-9012 has been previously investigated as a potential therapeutic treatment targeting a number of cancers, including GBM and cancers exhibiting BRCA1 and BRCA2 mutations. Data from an ongoing Phase 2 trial in newly diagnosed GBM patients, highlighted in a 2022 oral presentation at the American Society of Clinical Oncology, demonstrated that INO-5401 plus INO-9012 in combination with a PD-1 checkpoint inhibitor elicited robust immune responses that potentially correlated with enhanced survival. INO-5401 encodes for our Synthetic Consensus antigens of hTERT, WT1, and PSMA, which are antigens the National Cancer Institute has highlighted as important targets and designated as high priorities for cancer immunotherapy development. These three antigens have been reported to be over-expressed and often mutated in a variety of human cancers, including GBM. INO-9012 encodes for IL-12, which is a T cell immune activator.

Other products in our development pipeline include INO-3112, a DNA immunotherapy candidate targeting HPV-16/-18 combined with a DNA plasmid encoding for human IL-12 as an immune activator, for the treatment of oropharyngeal squamous cell carcinoma, or OPSCC, a type of head and neck cancer commonly known as throat cancer. We entered into a clinical collaboration and supply agreement with Coherus BioSciences, Inc., or Coherus, to evaluate the combination of INO-3112 and LOQTORZI (toripalimab-tpzi) in a clinical trial for patients with locoregionally advanced, high-risk, HPV-16/-18 positive OPSCC. Under the terms of the supply agreement, Coherus will provide LOQTORZI for a planned Phase 3 clinical trial. We have also gained alignment with FDA on the design of the planned Phase 3 trial in the United States and received initial feedback from European regulatory authorities on the proposed design of the trial in Europe.

Other pipeline candidates include those targeting HPV-related anal dysplasia; cancers associated with certain gene mutations; and a potential vaccine booster to protect against the Ebola virus. We are also working to identify partnership opportunities to advance our DNA-Encoded Protein (DPROT) and DNA-Encoded Monoclonal Antibody technology (DMAbTM), with a focus on developing additional DPROT indications in the rare disease space, including Hemophilia A, Fabry Disease and Hypophosphatasia (HPP). This technology has shown great potential across multiple disease targets through the production of monoclonal antibodies within the body.

We previously conducted clinical trials of a DNA immunotherapy candidate for the treatment of HPV-related cervical high-grade squamous intraepithelial lesions, but announced in 2023 that we were ceasing development for this indication in the United States. However, in May 2026, our collaborator ApolloBio Corporation, or ApolloBio, announced positive topline results from their ongoing Phase 3 clinical trial of this product candidate in China. ApolloBio continues to advance the program and plans to use these results to seek regulatory approval for the product candidate and, if approved, potentially commercialize it in that jurisdiction.

Besides VOCERYQ, all of our DNA medicine candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any material revenues until we successfully commercialize VOCERYQ. We earn revenue from license fees and milestone revenue and collaborative research and development agreements and contracts. Our DNA medicine candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All DNA medicine candidates that we advance to clinical testing will require regulatory approval prior to commercial use, and will require significant funding for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Our partners and collaborators include Akeso Inc., Alliance Medical Products, Inc. (dba Siegfried Irvine), ApolloBio, AstraZeneca, Coherus, Dana-Farber Cancer Institute, Defense Advanced Research Projects Agency (DARPA), HIV Vaccines Trial Network, Kaneka Eurogentec, National Institutes of Health (NIH), National Institute of Allergy and Infectious Diseases (NIAID), Plumbline Life Sciences, Regeneron Pharmaceuticals, Richter BioLogics, the University of Pennsylvania and The Wistar Institute.

Preliminary Financial Update

As of September 30, 2026, we estimate that our cash, cash equivalents and short-term investments were approximately $48.4 million.

The cash, cash equivalents and short-term investments information above is based on preliminary unaudited information and management estimates for the quarter ended September 30, 2026, is not a comprehensive statement of our financial results as of and for the quarter ended September 30, 2026, and is subject to completion of our financial closing procedures. Our actual cash, cash equivalents and short-term investments as of September 30, 2026 will be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and may differ from this amount after we complete our comprehensive accounting procedures for the quarter ended September 30, 2026. Our financial statements for the quarter ended September 30, 2026 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. See the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the documents incorporated by reference herein, for a discussion of certain factors that could result in differences between these preliminary unaudited estimates and the actual results.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Ernst & Young LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are incorporated by reference in this prospectus supplement. These risks include the following:

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Our product candidates are drug-device combination products comprising an electroporation device for delivery of a biologic, and additional time may be required to obtain regulatory approval for our product candidates because of the complexity involved with developing and manufacturing a drug-device combination product. Although VOCERYQ has received FDA accelerated approval, continued approval for this indication may be contingent upon successful completion of one or more confirmatory studies, and our other product candidates that rely on delivery by our CELLECTRA devices remain subject to the risk that the FDA and comparable regulatory authorities in foreign jurisdictions do not provide marketing authorization for those devices, in which case we will not be able to bring those DNA medicines to market.

∎	We do not currently have sufficient working capital to fund our planned operations for the next twelve months and substantial doubt exists as to our ability to continue as a going concern.

∎	We will need substantial additional capital for the commercialization of VOCERYQ and to develop our DNA medicines and proprietary device technology, which may prove difficult or costly to obtain.

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We have incurred significant losses in recent years, expect to incur significant net losses in the foreseeable future and may never become profitable, and there is no guarantee that revenues generated by VOCERYQ will allow us to reach profitability.

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We face intense and increasing competition from PAPZIMEOS, an approved competing treatment for RRP, and may face additional competition from other new, disruptive technologies, which patients and physicians may prefer, which may impede our ability to commercialize VOCERYQ and to develop and commercialize our other DNA medicines.

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We currently have a small commercial organization and no in-house sales team, and rely on Syneos Health to recruit and deploy our medical and commercial field teams and to serve as our contract sales organization. We have also engaged or identified other key commercial partners, including a third-party logistics provider, Agency of Record, specialty distributor, specialty pharmacy and patient HUB, to support the commercialization of VOCERYQ. If Syneos Health or these other third parties fail to perform their obligations to us, do not devote sufficient resources to the commercialization of VOCERYQ, or if we are unable to establish, maintain or replace these arrangements on acceptable terms, or at all, we may not be able to generate product revenues from VOCERYQ.

∎	If VOCERYQ or any other product candidate for which we receive regulatory approval does not achieve broad market acceptance, the revenues that we generate from sales of that product will be limited.

∎	We are subject to uncertainty relating to coverage and reimbursement policies which, if not favorable to our DNA medicine candidates, could hinder or prevent our products’ commercial success.

∎	We have limited sources of revenue and our success is dependent on our ability to develop our DNA medicines and proprietary device technology.

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DNA medicines are a novel approach to treating and preventing disease, and our CELLECTRA delivery devices are a novel approach to administering medicines. Negative perception of the efficacy, safety, or tolerability of any investigational medicines we develop or our devices could adversely affect our ability to conduct our business, advance our investigational medicines, or obtain regulatory approvals.

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If we and the contract manufacturers upon whom we rely fail to produce our proprietary devices and DNA medicine candidates in the volumes that we require on a timely basis, or at all, or if these contractors fail to comply with their obligations to us or with stringent regulations, we may face delays in the development and commercialization of our proprietary devices and DNA medicine candidates.

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If we lose or are unable to secure collaborators or partners, or if our collaborators or partners do not apply adequate resources to their relationships with us, our product development and potential for profitability will suffer.

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We have agreements with government agencies that are subject to termination and uncertain future funding. Termination or cessation of funding could have a negative impact on our ability to develop some of the product candidates in our pipeline and/or require us to seek alternative funding sources to advance those candidates.

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We may be subject to stringent and evolving U.S. and foreign laws, regulations, rules, contractual obligations, industry standards, policies and other obligations related to healthcare fraud and abuse, transparency, and data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

∎	We are currently subject to litigation and may become subject to additional litigation, which could harm our business, financial condition and reputation.

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Capital Market under the symbol “INO.”

Available Information

Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Common stock offered by us	58,747,235 shares.

Pre-funded warrants offered by us	We are also offering, in lieu of shares of common stock to investors who so choose, pre-funded warrants to purchase up to 12,681,337 shares of common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. Each pre-funded warrant will be immediately exercisable for one share of common stock. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to a beneficial ownership limitation described herein. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants. See “Description of the Securities we are Offering—Pre-Funded Warrants” on page S-19 of this prospectus supplement.

Option to purchase additional shares	The underwriters have a 30-day option to purchase up to 10,714,285 additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Total common stock to be outstanding immediately after this offering	168,928,742 shares (or 179,643,027 shares if the underwriters exercise in full their option to purchase additional shares of common stock, and assuming no exercise of the pre-funded warrants offered and sold in this offering).

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $70.0 million (or approximately $80.5 million if the underwriters exercise in full their option to purchase up to 10,714,285 additional shares of common stock).

We currently intend to use the net proceeds from this offering primarily to fund the commercial launch of VOCERYQ, for the development of our clinical pipeline and for general corporate purposes. See “Use of Proceeds” on page S-14.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“INO”

The above discussion is based on 110,181,507 shares of our common stock outstanding as of September 30, 2026, but excludes:

∎	3,674,528 shares issuable upon exercise of outstanding stock options pursuant to our equity incentive plans, at a weighted average option exercise price of $14.79 per share as of September 30, 2026;

∎	1,698,944 shares issuable upon vesting of service-based restricted stock units outstanding under our equity incentive plans as of September 30, 2026;

∎	67,410 shares issuable upon vesting of performance-and-market-based restricted stock units outstanding under our equity incentive plans as of September 30, 2026;

∎	275 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of September 30, 2026;

∎	10,000,000 shares underlying warrants issued in December 2024 to purchase shares of our common stock outstanding as of September 30, 2026, at an exercise price of $3.76 per share;

∎	14,285,715 shares underlying Series B warrants issued in July 2025 to purchase shares of our common stock outstanding as of September 30, 2026, at an exercise price of $1.75 per share;

∎	12,500,000 shares underlying Series A warrants issued in April 2026 to purchase shares of our common stock outstanding as of September 30, 2026, at an exercise price of $1.40 per share;

∎	12,500,000 shares underlying Series B warrants issued in April 2026 to purchase shares of our common stock outstanding as of September 30, 2026, at an exercise price of $1.40 per share;

∎	44,795,314 shares underlying warrants issued in July 2026 to purchase shares of our common stock outstanding as of September 30, 2026, at an exercise price of $1.10 per share; and

∎	6,901,082 shares reserved for future issuance under our equity incentive plans as of September 30, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes:

∎	no exercise or conversion of outstanding stock options, restricted stock units, convertible preferred stock or warrants, and no exercise of the pre-funded warrants offered in this offering; and

∎	no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock is subject to numerous risks as discussed more fully below and under the caption “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus supplement and which we incorporate by reference herein. Any of these risks could adversely affect our financial condition and results of operations or our ability to execute our business strategy. You should read and consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. See “Incorporation of Certain Documents by Reference.”

Risks Associated with Our Business

Even though VOCERYQ (INO-3107) has received FDA accelerated approval, we may never successfully commercialize VOCERYQ or achieve profitability.

We have not historically generated meaningful revenue from the commercial sale of products, and VOCERYQ only recently received FDA accelerated approval for the treatment of adults with RRP. Our receipt of accelerated approval does not guarantee that we will successfully commercialize VOCERYQ or generate sufficient revenue to achieve or maintain profitability. Our ability to generate future revenue from VOCERYQ depends on numerous factors, many of which are outside our control, including the degree of market acceptance of VOCERYQ by physicians, patients and third-party payors; our ability to obtain adequate coverage and reimbursement for VOCERYQ; our ability to successfully build and manage the sales, marketing, distribution and other commercial capabilities necessary to support the launch, including through our arrangements with Syneos Health and other third parties; our ability to manufacture and supply sufficient quantities of VOCERYQ to meet commercial demand; and the impact of competing products, including PAPZIMEOS. If we are unable to successfully commercialize VOCERYQ, or if commercialization is delayed or more costly than we expect, our business, financial condition and results of operations would be materially and adversely affected, and we may never achieve or maintain profitability.

We may be unable to satisfy the post-approval requirements of VOCERYQ’s accelerated approval, including the required confirmatory trial(s), and the FDA could withdraw its approval of VOCERYQ.

The FDA granted accelerated approval of VOCERYQ based on a reduction in the frequency of surgical papilloma excisions, a surrogate endpoint that is reasonably likely to predict clinical benefit. Continued approval of VOCERYQ for this indication may be contingent on verification and description of clinical benefit in one or more confirmatory study(ies). The FDA requires us to submit a draft protocol for the confirmatory study(ies) by the end of 2026, with the expectation of aligning on a final protocol by mid-2027. We cannot guarantee that we will reach agreement with the FDA on an acceptable protocol on this timeline, or at all, or that any confirmatory study(ies) we conduct will verify the clinical benefit of VOCERYQ. Moreover, even though accelerated approval has been granted, the FDA may withdraw approval of VOCERYQ if, for example, the trial or trials required to verify the predicted clinical benefit of VOCERYQ fail to do so; other evidence demonstrates that VOCERYQ is not shown to be safe or effective under its conditions of use; we fail to conduct any required post-approval trial of VOCERYQ with due diligence; or we disseminate false or misleading promotional materials relating to VOCERYQ. In addition, the FDA may terminate the accelerated approval program or change the standards under which accelerated approvals are granted or maintained at any time. If VOCERYQ’s accelerated approval is withdrawn, or if we are unable to satisfy the applicable post-approval requirements, our ability to continue marketing VOCERYQ would be materially and adversely affected, which would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to this Offering

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to VOCERYQ or our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a securityholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or commercialization efforts or grant rights to third parties to develop and market VOCERYQ or our other product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase securities in this offering, you will experience immediate and substantial dilution in the book value of your shares.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the pro forma as adjusted net tangible book value of your common stock or the common stock underlying pre-funded warrants purchased in this offering because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Based on the public offering price of $1.05 per share of common stock and $1.049 per pre-funded warrant (which equals the offering price per share of common stock less the $0.001 per share exercise price of each pre-funded warrant), and assuming no exercise of the pre-funded warrants offered in this offering, investors purchasing shares of common stock will experience immediate dilution of $0.47 per share of common stock, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2026, which gives effect to our July 2026 public offering and issuance of common stock and warrants, after giving further effect to this offering and the public offering price. These calculations include the proceeds from the sale of the pre-funded warrants but exclude the shares issuable upon exercise of the pre-funded warrants and any proceeds from such exercise. To the extent the pre-funded warrants or any outstanding options or warrants, such as our (i) Series A and Series B warrants issued in April 2026 that expire one year from the date of issuance and five years from the date of issuance, respectively and (ii) our warrants issued in July 2026 that expire five years from the date of issuance, are exercised or shares of our common stock are issued upon the settlement of outstanding restricted stock units, you will incur further dilution. As a result of the dilution to your holdings, you may receive significantly less than the purchase price paid in this offering, if anything, in the event of a liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the commercialization of VOCERYQ or development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, including through our “at-the-market” equity offering program or following the exercise of our outstanding warrants, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future. In August 2024, we entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc. pursuant to which we may sell and issue shares of our common stock from time to time in transactions that are deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. However, we do not currently have a prospectus supplement on file with respect to our “at-the-market” equity offering program and cannot make sales under such program until we file a prospectus supplement with respect to such program. In connection with this offering, we have agreed to restrictions on issuing certain securities for 90 days, and our executive officers and directors have entered into lock-up agreements for a period of 90 days following this offering. These lock-up obligations may be released prior to the expiration of the lock-up period at the sole discretion of the representative of the underwriters. See “Underwriting” in this prospectus supplement for additional information. Upon expiration or earlier release of these lock-up agreements, we and our executive officers and directors, and their applicable affiliates, may sell shares into the market, which could adversely affect the market price of shares of our common stock.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants; however, any exercise would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants that they hold for common stock.

A holder of the pre-funded warrants will not be entitled to exercise any portion of such pre-funded warrants for common stock if, immediately prior to or after giving effect to such exercise, the holder would beneficially own an aggregate number of shares of our common stock (together with its other attribution parties, as defined in the pre-funded warrants) that exceeds 4.99% or 9.99%, as applicable, of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants. A holder of pre-funded warrants may elect to increase the maximum ownership percentage under the pre-funded warrants to any other percentage not in excess of 19.99% (if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Except as otherwise provided in the pre-funded warrants, until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants in accordance with their terms, you will be deemed a holder of record of the shares issued upon exercise for all purposes as of the exercise date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such forward-looking statements involve risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:

∎

our plans with respect to our ongoing and planned clinical trials for our DNA medicine candidates, including the timing of initiation, dosing of patients, enrollment and completion of these trials and of the anticipated results from these trials;

∎

our ability to maintain accelerated approval for VOCERYQ and to successfully design, conduct and complete the required confirmatory trial, including the timing of submitting a draft protocol to the FDA and reaching alignment with the FDA on a final protocol;

∎

the timing and success of our commercial launch of VOCERYQ, including our ability to manufacture and supply sufficient quantities of VOCERYQ and the related CELLECTRA delivery device, and to achieve field deployment of our commercial organization;

∎	market acceptance of VOCERYQ, coverage and reimbursement for VOCERYQ, and competitive dynamics affecting VOCERYQ, including competition from PAPZIMEOS and other treatments for RRP;

∎	our ability to maintain compliance with FDA and other applicable regulatory requirements for our CELLECTRA delivery devices in connection with commercial supply of VOCERYQ;

∎

our reliance on Syneos Health and other third-party commercial partners, including our logistics provider, Agency of Record, specialty distributor, specialty pharmacy and patient HUB, to support the commercialization of VOCERYQ;

∎	our plans to develop our current and future product candidates for any additional indications;

∎	the timing of and our ability to obtain and maintain regulatory approvals for our DNA medicine candidates;

∎	the potential clinical benefits and attributes of our current product candidates and any future product candidates we may develop;

∎	our plans to research and develop additional product candidates;

∎	our current and any future collaborations for the development and commercialization of our current and future product candidates;

∎	the potential benefits of any current or future collaboration;

∎	the clinical utility of our DNA medicine candidates;

∎	our commercialization, marketing and manufacturing capabilities and strategy;

∎	our estimates regarding future revenues, expenses and needs for additional financing;

∎	our beliefs about the length of time over which our capital resources will be sufficient to meet our anticipated cash requirements; and

∎	our anticipated use of the proceeds from this offering.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we are under no obligation to update any of the forward-looking statements after the filing of this prospectus supplement or the accompanying prospectus to conform such statements to actual results or to changes in our expectations.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements, including but not limited to:

∎	our history of losses;

∎	our lack of products, other than VOCERYQ, that have received regulatory approval;

∎

uncertainties inherent in clinical trials and product development programs, including but not limited to the fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that the results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our proprietary device technology and DNA medicine candidates, other than VOCERYQ, may fail to show the desired safety and efficacy traits in clinical trials;

∎	the availability of funding;

∎	our ability to manufacture our DNA medicine candidates and to manufacture and supply VOCERYQ at commercial scale;

∎	our reliance on Syneos Health and other third-party commercial partners to support the commercialization of VOCERYQ;

∎	our ability to establish or maintain collaborations, licensing or other arrangements and to receive development, regulatory and commercialization event-based payments under those agreements;

∎

the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

∎	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity;

∎	the impact of government healthcare legislation and proposals; and

∎	the outcome of current or future litigation.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. We qualify all of the information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $70.0 million, or approximately $80.5 million if the underwriters exercise in full their option to purchase up to 10,714,285 additional shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering primarily to fund the commercial launch of VOCERYQ, for the development of our clinical pipeline and for general corporate purposes.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets. However, we have no current commitments to do so.

The amount and timing of our actual expenditures will depend on numerous factors, such as the timing and progress of our commercialization activities, research and development efforts, the timing of regulatory review and approval of our product candidates, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As a result, our management will have broad discretion over the use of the proceeds from this offering.

Pending application of the net proceeds as described above, we intend to invest the proceeds in short-term, interest-bearing instruments.

Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash, cash equivalents and short-term investments will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the late fourth quarter of 2027. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

DILUTION

If you invest in our common stock or pre-funded warrants in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock or pre-funded warrant you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of June 30, 2026 was $4.4 million, or $0.05 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on June 30, 2026.

Our pro forma net tangible book value as of June 30, 2026 was $25.4 million, or $0.24 per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the 106,552,471 shares of our common stock outstanding as of June 30, 2026, after giving effect to the issuance and sale of (i) 24,210,526 shares of our common stock and (ii) 48,421,052 shares underlying warrants, each at an exercise price of $1.10 per share of common stock, which were issued and sold in the July 2026 Offering.

After giving further effect to the issuance and sale of 58,747,235 shares of common stock and pre-funded warrants to purchase up to 12,681,337 shares of common stock at a public offering price of $1.05 per share of common stock and $1.049 per pre-funded warrant (which equals the offering price per share of common stock less the $0.001 per share exercise price of each pre-funded warrant), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the pre-funded warrants offered in this offering, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been $95.4 million, or $0.58 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.34 to existing stockholders and immediate dilution of $0.47 in pro forma as adjusted net tangible book value per share to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. These calculations include the proceeds from the sale of the pre-funded warrants but exclude the shares issuable upon exercise of the pre-funded warrants and any proceeds from such exercise.

The following table illustrates this per-share dilution to the new investors purchasing securities in this offering without giving effect to the option to purchase additional shares granted to the underwriters:

Public offering price per share		$1.05
Net tangible book value per share as of June 30, 2026	$0.05
Pro forma increase in net tangible book value per share as of June 30, 2026 attributed to the pro forma transactions described above	0.19

Pro forma net tangible book value per share as of June 30, 2026	0.24

Increase in pro forma net tangible book value per share attributable to investors participating in this offering	$0.34

Pro forma as adjusted net tangible book value per share after this offering		$0.58

Dilution per share to new investors		$0.47

If the underwriters exercise their option to purchase 10,714,285 additional shares of our common stock in full at the public offering price of $1.05 per share, after deducting underwriting discounts and commissions, and estimated offering expenses payable by us, and assuming no exercise of the pre-funded warrants offered in this offering, the pro forma as adjusted net tangible book value will increase to $0.60 per share, representing an immediate increase to existing stockholders of $0.36 per share, and immediate dilution to new investors purchasing shares of common stock in this offering of $0.45 per share.

If holders of the pre-funded warrants offered in this offering exercise those pre-funded warrants in full, assuming no exercise of the underwriters’ option to purchase additional shares, the immediate dilution in pro forma as adjusted net tangible book value per share to investors purchasing shares of common stock in this offering would be $0.51 per share.

The calculations above are based upon 82,341,945 shares of common stock outstanding as of June 30, 2026 and exclude:

∎	3,706,939 shares issuable upon exercise of outstanding stock options pursuant to our equity incentive plans, at a weighted average option exercise price of $14.86 per share as of June 30, 2026;

∎	1,719,210 shares issuable upon vesting of service-based restricted stock units outstanding under our equity incentive plans as of June 30, 2026;

∎	67,410 shares issuable upon vesting of performance-and-market-based restricted stock units outstanding under our equity incentive plans as of June 30, 2026;

∎	275 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of June 30, 2026;

∎	10,000,000 shares underlying warrants issued in December 2024 to purchase shares of our common stock outstanding as of June 30, 2026, at an exercise price of $3.76 per share;

∎	14,285,715 shares underlying Series B warrants issued in July 2025 to purchase shares of our common stock outstanding as of June 30, 2026, at an exercise price of $1.75 per share;

∎	12,500,000 shares underlying Series A warrants issued in April 2026 to purchase shares of our common stock outstanding as of June 30, 2026, at an exercise price of $1.40 per share;

∎	12,500,000 shares underlying Series B warrants issued in April 2026 to purchase shares of our common stock outstanding as of June 30, 2026, at an exercise price of $1.40 per share;

∎	48,421,052 shares underlying warrants issued in July 2026, at an exercise price of $1.10 per share; and

∎	6,853,195 shares reserved for future issuance under our equity incentive plans as of June 30, 2026.

To the extent that options or warrants above have been or may be exercised, including in connection with the exercise of our Series A and Series B warrants issued in April 2026 that expire one year and five years from the date of issuance, respectively, shares have been or may be issued upon the settlement of restricted stock units outstanding as of June 30, 2026, or other shares are issued, including pursuant to our Equity Distribution Agreement with Oppenheimer & Co. Inc., investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING - PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us.

Exercisability. The pre-funded warrants will be immediately exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The holder may also exercise the pre-funded warrant through a “cashless exercise,” in which case, the holder would receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise limitations. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% or 9.99%, as applicable, of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule), provided that any such increase will require the holder to provide us with at least 61 days’ advance notice.

Exercise price and term. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable, may be exercised at any time and will not expire until exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to compliance with any applicable securities laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

No listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reclassification, reorganization or recapitalization of our common stock, the sale, transfer or other disposition of all or substantially all of our assets (excluding a license or other agreement granting rights to intellectual property), our merger or consolidation with or into another person, the acquisition of more than 50% of our outstanding common stock, or any completed direct or indirect purchase, tender or exchange offer accepted by holders of more than 50% of our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including the right to vote, until they exercise their pre-funded warrants.

Warrant agent. We will act as warrant agent for the pre-funded warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and pre-funded warrants offered pursuant to this prospectus supplement. Our common stock and pre-funded warrants are referred to collectively herein as our “securities.” This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, any alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested, and do not intend to request, a ruling from the IRS with respect to the U.S. federal income tax consequences discussed below, and there can be no assurance that the IRS or a court will agree with such tax consequences.

This discussion is limited to holders who purchase our securities offered by this prospectus supplement and who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not address any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

∎	certain former citizens or long-term residents of the United States;

∎

partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities (including hybrid entities) for U.S. federal income tax purposes (and investors therein);

∎	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

∎	“foreign controlled foreign corporations” within the meaning of Section 951B(c) of the Code;

∎	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code;

∎	corporations that accumulate earnings to avoid U.S. federal income tax;

∎	banks, financial institutions, investment companies, insurance companies, brokers, dealers or traders in securities;

∎	real estate investment trusts or regulated investment companies;

∎	persons who have elected to mark securities to market;

∎	tax-exempt organizations (including private foundations), governmental organizations or international organizations;

∎	tax-qualified retirement plans;

∎	persons that acquired our securities through the exercise of employee stock options or otherwise as compensation;

∎	persons that acquired our common stock through the exercise of warrants or conversion rights under convertible instruments, except as otherwise described herein;

∎	persons who hold our common stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

∎	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

∎	persons that own, or have owned, actually or constructively, more than 5% of our common stock and/or pre-funded warrants;

∎	“qualified foreign pension funds” within the meaning of Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

∎	persons holding our securities as part of a hedging or conversion transaction or straddle, or a constructive sale, or any other risk reduction strategy or integrated investment.

If a partnership (or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of purchasing, owning and disposing of our securities.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING, AND DISPOSING OF OUR SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a U.S. holder is any beneficial owner of our securities that is a “United States person” and is not a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

∎	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

∎

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A non-U.S. holder is a beneficial owner of our securities that is not a United States person or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our non-voting common stock for U.S. federal income tax purposes. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our common stock for U.S. federal income tax purposes.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire our common stock, and, if so, the amount and character of your gain with respect to an investment in our pre-funded warrants could differ from what is described herein. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Tax Consequences to U.S. Holders

Distributions on our Common Stock or Pre-Funded Warrants

We have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock or pre-funded warrants, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock or pre-funded warrants and will be treated as described under the section titled “—Sale or Other Disposition of Our Securities” below.

As described in the form of pre-funded warrant, if we make certain distributions on our common stock, the exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants may be subject to adjustment pursuant to their terms. The taxation of such an adjustment is unclear. It is possible that such an adjustment would be treated as a constructive distribution subject to the rules described in this section, although other treatments may also be possible. Under Section 305 of the Code, for example, an adjustment to (or failure to adjust) the number of shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to (or failure to adjust) the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). You should consult your tax advisors regarding the proper tax treatment of any adjustments in respect of the pre-funded warrants.

Sale or Other Disposition of Our Securities

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our securities will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held our securities for more than one year as determined for U.S. federal income tax purposes. The amount of the gain or loss will equal the difference between such U.S. holder’s tax basis in the securities disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. holders are currently subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Pre-Funded Warrants

A U.S. holder generally will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant for common stock. A U.S. holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) such U.S. holder’s tax basis in the pre-funded warrant and (2) the exercise price of the pre-funded warrant. If the pre-funded warrant is treated as our common stock for U.S. federal income tax purposes, a U.S. holder’s holding period in the stock received upon exercise will include such U.S. holder’s holding period in the pre-funded warrants exchanged therefor.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our securities, and gross proceeds on the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient (such as certain corporations). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed above under “Tax Consequences to U.S. Holders—Distributions on our Common Stock or Pre-Funded Warrants,” since inception, we have never declared or paid any cash dividends on our common stock or pre-funded warrants, and we do not anticipate declaring or paying, in the foreseeable future, any such cash dividends. However, if we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid (or constructive dividends deemed paid) to a non-U.S. holder of our securities generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the financial institution or agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our securities in connection with the conduct of a trade or business in the United States, and dividends paid (or constructive dividends deemed paid) on our securities are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid (or constructive dividends deemed paid) on our securities generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Securities

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our securities, unless:

∎

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

∎	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

∎

our common stock or pre-funded warrants constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock or pre-funded warrants, and our common stock or pre-funded warrants are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other disposition by a non-U.S. holder of our common stock may not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and a non-U.S. holder owns, directly, indirectly, and constructively, less than 5% of our common stock during the applicable period. We expect our common stock will be considered to be readily tradable on the Nasdaq Capital Market, which is an established securities market in the United States. Special rules may apply to the determination of the 5% threshold in the case of a non-U.S. holder of pre-funded warrants. The pre-funded warrants are not expected to be regularly traded. Non-U.S. holders are urged to consult their tax advisors regarding the effect of holding pre-funded warrants on the calculation of such 5% threshold. Non-U.S. holders should consult their tax advisors regarding the application of the regularly traded exception in respect of the pre-funded warrants.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If we are or become a USRPHC during the period described in the third bullet point above and our common stock is not regularly traded for purposes of the relevant rules, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply to a corporate non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Exercise of Pre-Funded Warrants

A non-U.S. holder generally will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant for common stock. See “—Tax Consequences to U.S. Holders—Exercise of Pre-Funded Warrants” above.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions (including constructive distributions) on our securities paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (e.g., because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends or the gross proceeds of a disposition of our securities provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or

certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends (including constructive dividends) paid on our securities and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our securities. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated November 5, 2026, among us and Jefferies LLC and Piper Sandler & Co., as the representatives of the underwriters named below and the book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS
Jefferies LLC	29,961,090	6,467,482
Piper Sandler & Co.	24,086,366	5,199,348
H.C. Wainwright & Co., LLC	4,699,779	1,014,507
Total	58,747,235	12,681,337

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.0378 per share and $0.03776 per pre-funded warrant. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

			TOTAL
	PER SHARE	PER PRE-FUNDED WARRANT	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$1.05	$1.0490	$74,987,319.26	$86,237,318.51
Underwriting discounts and commissions paid by us	$0.063	$0.06294	$4,499,239.16	$5,174,239.11
Proceeds to us, before expenses	$0.987	$0.98606	$70,488,080.11	$81,063,079.40

We are offering to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% (or, at the election of such purchaser, up to 19.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our common stock that would result in ownership in excess of 9.99% (or, at the election of such purchaser, up to 19.99%), Pre-Funded Warrants to purchase such excess shares of our common stock. Each Pre-Funded Warrant has an exercise price of $0.001. The purchase price for each such Pre-Funded Warrant equals the per share public offering price for the common stock in this offering less the $0.001 per share exercise price of each such Pre-Funded Warrant.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $535,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.

Listing

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “INO.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 10,714,285 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers and directors have agreed, subject to specified exceptions, not to:

∎

directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, collectively, the Lock-Up Securities, or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended; or

∎

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

With respect to our directors and officers, subject to certain conditions, this restriction does not apply to transfer of shares of common stock: (i) as a bona fide gift or gifts; (ii) to the immediate family of the securityholder or any trust or other entity for the direct or indirect benefit of the securityholder or the immediate family of the securityholder or if the securityholder is a trust, to any beneficiary of the securityholder (including such beneficiary’s estate); (iii) as a distribution to limited or general partners, stockholders or other equity holders of the securityholder; (iv) to the securityholder’s affiliates or to any investment fund or other entity controlled or managed by the securityholder; (v) by will or intestacy; (vi) to us in connection with the exercise of options, warrants or other rights to acquire shares of common stock or any security convertible into or exercisable for common stock by way of “net” or “cashless” exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in this prospectus supplement, including any documents incorporated herein by reference, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth in the lock-up agreement; (vii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (viii) to us pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the securityholder; (ix) in accordance with a trading plan pursuant to Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, a Plan, under the Securities Exchange Act of 1934, as amended, the Exchange Act, that is existing on the date of the lock-up agreement; provided that any Form 4 or Form 5 required to be filed under the Exchange Act if the securityholder is subject to Section 16 reporting under the Exchange Act will indicate by footnote that such sale was made under the circumstances described in this clause; and provided further that no other filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such sale during the 90-day period; or (x) to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of common stock and involving a change of control and approved by our board of directors; provided that, in the event that such change of control is not completed, the securityholder’s securities shall remain subject to the restrictions contained in the lock-up agreement.

In addition, the foregoing restrictions shall not apply to the establishment of a Plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the securityholder’s shares of common stock shall be made pursuant to such a Plan prior to the expiration of the lock-up period.

Jefferies LLC and Piper Sandler & Co. may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and accompanying prospectus and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (the term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities offered hereby may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

∎

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

(G) Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus are not disclosure documents for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, have not been lodged with the Australian Securities & Investments Commission and are only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

A.	You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

B.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the securities offered hereby is directed only at: (i) a limited number of persons in accordance with the Israeli Securities Law; and (ii) investors listed in the first addendum to the Israeli Securities Law, as it may be amended from time to time (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of the Addendum and agree to it.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the offering, the Company or the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Cooley LLP, Washington, DC. The underwriters are being represented in connection with this offering by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of Inovio Pharmaceuticals, Inc. at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, appearing in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock and pre-funded warrants offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Some of this information may be accessed through the SEC’s Internet address at http://www.sec.gov. We maintain a website at http://www.inovio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted herein, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents or information listed below and any future filings we make with the SEC (File No. 001-14888) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering is completed:

∎	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

∎	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 12, 2026;

∎	our Current Reports on Form 8-K filed with the SEC on January 27, 2026, April 2, 2026, April 6, 2026, May 20, 2026, July 31, 2026, October 6, 2026 and November 2, 2026;

∎	our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2026 (other than information furnished rather than filed); and

∎

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September  12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports may also be obtained, free of charge, electronically through our investor relations website located at http://www.inovio.com as soon as reasonably practicable after we file such material with, or furnish it to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus supplement or the related registration statement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Summary—Implications of Being a Smaller Reporting Company.”

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INO.” On July 1, 2026, the last reported sale price of our common stock was $1.19 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 9 of this prospectus and in any applicable prospectus supplement and related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 10, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

References in this prospectus to “Inovio,” the “Company,” “we,” “us” and “our” refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiaries.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, including SynCon®, CELLECTRA® and the Inovio logo. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not,

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Company Overview

We are a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer and infectious diseases. Our platform harnesses the power of in vivo protein production, featuring optimized design and delivery of DNA medicines that teach the body to manufacture its own disease-fighting tools.

We use proprietary technology to design DNA plasmids, which are small circular DNA molecules that work like software the body’s cells can download to produce specific proteins to target and fight disease. Our proprietary investigational CELLECTRA® devices are designed to deliver the DNA medicines into the body’s cells for optimal effect, without the use of chemical adjuvants, lipid nanoparticles or viral vectors.

Our lead candidate is INO-3107, an investigational DNA medicine developed for the treatment of recurrent respiratory papillomatosis, or RRP, a chronic, rare and debilitating disease characterized by the growth of small tumors, or papillomas, in the respiratory tract primarily caused by HPV-6 and/or HPV-11 genotypes. Although mostly benign, these papillomas can extend into the lungs, carrying a higher risk of respiratory complications and malignant transformation. The current standard of care for RRP is repeated invasive surgery, which comes with its own significant risks and costs to patients. INO-3107 is designed to elicit an antigen-specific T cell response against both HPV-6 and HPV-11 proteins. These targeted T cells seek out and kill HPV-6 and HPV-11 infected cells, with the aim of potentially preventing or slowing the growth of new papillomas and reducing the need for surgery.

In January 2026, a new position statement was published in The Laryngoscope outlining a contemporary, evidence-based approach to the management of adults with RRP and highlighting the benefits of HPV-specific immunotherapy to address the underlying disease that causes RRP. The paper was sponsored by the Recurrent Respiratory Papillomatosis Foundation, a patient advocacy organization, and authored by 16 leading physicians in the field of RRP. The paper recommends HPV-specific immunotherapy as the preferred first-line treatment for adults with RRP, including PAPZIMEOS™, a competitor’s product that was approved by the U.S. Food and Drug Administration, or FDA, in August 2025, as well as INO-3107, should it be approved. PAPZIMEOS, a gorilla adenoviral vector-based immunotherapy, is administered as adjuvant treatment following surgical debulking. Unlike INO-3107, PAPZIMEOS requires additional surgery prior to its third and fourth doses if visible papilloma are present to maintain a state of minimal residual disease as part of its treatment regimen. Because of this difference and other advantages, we believe INO-3107 has the potential to become the preferred treatment of both patients and their healthcare providers based on clinical results and tolerability data to date, and the simplicity of its patient-centric treatment regimen, should it receive approval from the FDA.

In 2023, we received feedback from the FDA that the data from our completed trial of INO-3107 could be used to support the submission of a Biologic License Application, or BLA, for review under the FDA’s accelerated approval program. Utilizing our breakthrough therapy designation, we requested rolling submission of our BLA in July 2025 and reported in November 2025 that we had completed the BLA submission.

In December 2025, the FDA accepted our BLA for INO-3107 for review under the accelerated approval program as a potential treatment for adults with RRP and set the Prescription Drug User Fee Act, or PDUFA, target date for October 30, 2026. We are now focused on advancing INO-3107 through the regulatory process, which will involve continuing to interact with the FDA as they complete their review of our BLA. That includes addressing the preliminary potential review issue they noted in their file acceptance letter regarding eligibility for the accelerated approval program. In January 2026, we requested a meeting with the FDA to discuss maintaining eligibility for review under the accelerated approval program. The FDA agreed to meet and requested that INOVIO complete an assessment aid, which we submitted in February 2026. In April 2026 the FDA completed its mid-cycle review of the BLA, where no new significant issues were raised. As a part of the mid-cycle review communications, the FDA reiterated their intention to schedule the previously agreed to informal meeting to discuss their preliminary commentary on eligibility for review under the accelerated approval program. We are waiting to receive a meeting date. As previously disclosed, we are not currently planning to seek approval for our BLA for INO-3107 under the traditional pathway, which we anticipate could potentially require us to conduct a Phase 3 trial, the design of which would need to be agreed with the FDA and would be at a substantial cost. INOVIO continues to believe that INO-3107 fulfills the criteria for accelerated approval by meeting a significant unmet need and providing a meaningful therapeutic benefit over existing treatments, however the FDA may not agree with INOVIO’s position and may decide INO-3107 is not eligible for review under the accelerated approval program.

In 2025 we presented key data regarding the development of INO-3107 at several scientific conferences. Highlights from the data include:

•	81% (26/32) of patients experienced a reduction of one or more surgeries at Year 1 post-treatment

•	By the end of Year 2, 91% (21/23) of evaluable patients continued to experience a reduction of one or more surgeries. Only two patients had not yet responded to treatment with INO-3107

•	50% (14/28) required no surgery during Year 2 (complete response), an increase from 28% (9/32) in Year 1 post-treatment

•

INO-3107 demonstrated continued clinical benefit, with a persistent decline in the mean number of surgeries through Year 2 post-therapy: A 78% reduction in mean annual surgeries was seen at Year 2 compared to the 1 year pre-treatment period (0.9, n=28 vs 4.1, n=32)

•	Clinical response was not dependent upon HPV viral loads, molecular subtype or other elements of the papilloma microenvironment

While the majority of our resources are focused on INO-3107, we continue to advance other pipeline candidates through partnerships and other strategic relationships. Toward this goal, in early 2026 we announced a collaboration with Akeso Inc. to evaluate INO-5412 in combination with their novel PD-1/CTLA-4 checkpoint inhibitor as a potential treatment for glioblastoma, one of the most complex, deadly, and treatment-resistant cancers, in a Phase 2 adaptive platform trial sponsored by the Dana-Farber Cancer Institute. INO-5412 is an investigational DNA medicine that combines INO-5401 and INO-9012 into a single vial as a potentially powerful cancer immunotherapy particularly when given in combination with checkpoint inhibitors. INO-5401 plus INO-9012 has been previously investigated as a potential therapeutic treatment targeting a number of cancers, including GBM and cancers exhibiting BRCA1 and BRCA2 mutations. Data from an ongoing Phase 2 trial in newly diagnosed GBM patients, highlighted in a 2022 oral presentation at the American Society of Clinical Oncology, demonstrated that INO-5401 plus INO-9012 in combination with a PD-1 checkpoint inhibitor elicited robust immune responses that potentially correlated with enhanced survival. (Reardon D. et al, ASCO 2022). INO-5401 encodes for INOVIO’s SynCon® antigens for hTERT, WT1, and PSMA, which are antigens the National Cancer Institute has highlighted as important targets and designated as high priorities for cancer immunotherapy development. These three antigens have been reported to be over-expressed and often mutated in a variety of human cancers, including GBM. INO-9012 encodes for IL-12, which is a T cell immune activator.

Other products in our development pipeline include INO-3112, a DNA immunotherapy candidate targeting HPV-16/-18 combined with a DNA plasmid encoding for human IL-12 as an immune activator, for the treatment of oropharyngeal squamous cell carcinoma, a type of head and neck cancer commonly known as throat cancer. We entered into a clinical collaboration and supply agreement with Coherus BioSciences, Inc. to evaluate the combination of INO-3112 and LOQTORZI (toripalimab-tpzi) in a clinical trial for patients with locoregionally advanced, high-risk, HPV-16/-18 positive OPSCC. Under the terms of the supply agreement, Coherus will provide LOQTORZI for a planned Phase 3 clinical trial. We have also gained alignment with FDA on the design of the planned Phase 3 trial in the United States and received initial feedback from European regulatory authorities on the proposed design of the trial in Europe.

Other pipeline candidates include those targeting HPV-related anal dysplasia; cancers in people with certain gene mutations; and a potential vaccine booster to protect against the Ebola virus. We are also working to identify partnership opportunities to advance our DNA-Encoded Protein and DNA-Encoded Monoclonal Antibody technology which has shown great potential across multiple disease targets through the production of monoclonal antibodies or missing defective proteins within the body.

We were previously conducting clinical trials of a DNA immunotherapy candidate for the treatment of HPV-related cervical high-grade squamous intraepithelial lesions, but announced in 2023 that we were ceasing development for this indication in the United States. However, our collaborator ApolloBio Corporation continues to conduct a Phase 3 clinical trial of this candidate in China and plans to seek regulatory approval for and potentially commercialize the candidate in that jurisdiction.

Our partners and collaborators include Akeso, ApolloBio Corporation, AstraZeneca, Coherus Biosciences, Dana-Farber Cancer Institute, Defense Advanced Research Projects Agency, HIV Vaccines Trial Network, Kaneka Eurogentec, National Institutes of Health, National Institute of Allergy and Infectious Diseases, Plumbline Life Sciences, Regeneron Pharmaceuticals, Richter BioLogics, the University of Pennsylvania and The Wistar Institute.

All of our DNA medicine candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any material revenues unless and until we obtain marketing approval for and successfully commercialize INO-3107 and our other product candidates. We earn revenue from license fees and milestone revenue and collaborative research and development agreements and contracts. Our DNA medicine candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All DNA medicine candidates that we advance to clinical testing will require regulatory approval prior to commercial use, and will require significant funding for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Capital Market under the symbol “INO.” Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $300,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. In the event we liquidate, dissolve or wind up, after payment of all of our debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in all assets. Our common stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to our common stock. We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 10,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/

or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of such warrants.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by all subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•

the FDA’s acceptance of our BLA for INO-3107 with a PDUFA target action date set for October 30, 2026, and the yet-to-be scheduled meeting with the FDA to discuss eligibility for the accelerated approval program;

•

our plans with respect to our ongoing and planned clinical trials for our DNA medicine candidates, including the timing of initiation, dosing of patients, enrollment and completion of these trials and of the anticipated results from these trials;

•	our plans to develop our current and future product candidates for any additional indications;

•	timing of and our ability to obtain and maintain regulatory approvals for our DNA medicine candidates;

•	potential clinical benefits and attributes of our current product candidates and any future product candidates we may develop;

•	our plans to research and develop additional product candidates;

•	current and any future collaborations for the development and commercialization of our current and future product candidates;

•	the potential benefits of any current or future collaboration;

•	the clinical utility of our DNA medicine candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and strategy;

•	our estimates regarding future revenues, expenses and needs for additional financing;

•	our beliefs about the length of time over which our capital resources will be sufficient to meet our anticipated cash requirement; and

•	our use of the proceeds from any offering under this prospectus.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this registration statement, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes selected information regarding our capital stock, as well as relevant provisions of: (i) our certificate of incorporation; (ii) our amended and restated bylaws; and (iii) the General Corporation Law of the State of Delaware, or the DGCL. The following summary is qualified in its entirety by, and should be read in conjunction with, the certificate of incorporation and the amended and restated bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, and the applicable provisions of the DGCL.

General

Our certificate of incorporation authorizes us to issue up to 600,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2026, 1,091 shares of preferred stock were designated Series C Cumulative Convertible Preferred Stock, of which 9 shares were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. In the event we liquidate, dissolve or wind up, after payment of all of our debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in all assets. Our common stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series.

Antitakeover Provisions

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that our board of directors may issue shares of undesignated preferred stock and determine the rights, preferences and privileges of these shares, without stockholder approval and that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. Our certificate of incorporation also does not provide for cumulative voting.

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent’s address is 3rd Floor — 510 Burrard St., Vancouver, BC V6C 3B9, and its telephone number is (604) 661-0258.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “INO.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied

•	and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “- Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Washington, DC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.

Copies of certain information filed by us with the SEC are also available on our website at http://www.inovio.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-14888. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, to the extent the information contained therein is filed and not furnished;

•	our Current Reports on Form 8-K filed with the SEC on January 27, 2026, April 2, 2026, April 6, 2026 and May 20, 2026 to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September  12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Inovio Pharmaceuticals, Inc., Attn: Investor Relations, 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462; telephone: (267) 440-4200.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

INOVIO PHARMACEUTICALS, INC.

58,747,235 Shares of Common Stock

Pre-Funded Warrants to Purchase 12,681,337 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Piper Sandler

Lead Manager

H.C. Wainwright & Co.

November 5, 2026